Agreement no.: GEE24-016 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT This Amendment Agreement No. 1 to the GEE23-045 VP, TT and PP Vehicle Supply Agreement (“Amendment”) is between Polestar Automotive China Distribution Co. Ltd., (“Polestar”), Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., (“Plant”) and Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory (the “Catalogue Company”). The Plant and Catalogue Company are referred to individually and collectively as the “Seller”, unless otherwise specifically used or referred to hereunder. The Plant and the Catalogue Company are referred to individually and collectively as a “Party” on the one hand (save that the specific entity should be determined based on the context hereunder) and the Buyer as a “Party” on the other hand, and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a VP, TT and PP Vehicle Supply Agreement (Agreement number: GEE23-045) signed February 1, 2024 with an effective date of April 2023 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 The following shall be added to the end of Section 1.1 of the Agreement: Agreement no.: GEE24-016 Amendment Agreement Template v20190325 “Purchase Order” means a purchase order by the Buyer for the supply by the Seller of a finished (completely built) VP, TT and PP Vehicles, containing (as the transaction, context, circumstance, or case may be) the detailed specifications and commercial data, transmitted electronically by the Buyer to the Seller. “Spare Parts” means the parts, components and spare parts for Polestar branded vehicle with the internal project name [***]. 2.2 The following shall be added to the end of Section 2.2.1 of the Agreement: “Spare Parts related to VP, TT and PP vehicles shall also fall within the scope of this agreement.” 2.3 A new Section 3.2 shall be added to the Agreement as follows: “When desiring to purchase VP, TT and PP Vehicles under this Agreement, the Buyer will issue a request to the Seller that will investigate the delivery possibilities and provide a quote. If the Buyer agrees to the quote the Buyer shall issue a Purchase Order and submit it to the Seller upon which the Parties will have a binding commitment to purchase and supply the VP, TT and PP Vehicles covered by the Purchase Order. “ 2.4 A new Section 3.3 shall be added to the Agreement as follows: “The Buyer may cancel a Purchase Order in whole or in part. In this event the Buyer shall reimburse the Seller for any actual costs and expenses incurred by the Seller due to the Buyer’s cancellation and which the Seller is unable to mitigate. The Seller shall produce reasonable documentation on the incurred costs and expenses for which the Seller claims reimbursement.” 2.5 Appendix 1 to the Agreement shall be replaced its entirety by Appendix 1 attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 14 and 15 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement no.: GEE24-016 Amendment Agreement Template v20190325 POLESTAR AUTOMOTIVE CHINA NINGBO HANGZHOU BAY GEELY AUTOMOTIVE DISTRIBUTION CO. LTD. PARTS CO., LTD. By: /s/ Ellie Wu By: /s/ Zhao Chaolin Printed Name: Ellie Wu Printed Name: Zhao Chaolin Title: General Manager Title: General Manager Date: 2024.04.03 Date: 2024.04.11 By: By: Printed Name: Printed Name: Title: Title: Date: Date: ZHEJIANG GEELY AUTOMOBILE CO., LTD. NINGBO HANGZHOU BAY FACTORY By: /s/ Zhao Chaolin By: Printed Name: Zhao Chaolin Printed Name: Title: General Manager Title: Date: 2024.04.11 Date: Agreement no.: GEE24-016 APPENDIX 1 – List of VP, PP and TT Vehicles 1. List and Price of ordered VP, TT and PP Vehicles 1.1. Table 1 and Table 2 below contain the VP, TT and PP Vehicles ordered at the time of entering into this Agreement including Amendment No 1. The Parties acknowledge that additional VP, TT and PP Vehicles are possible for the Buyer to order following the process described in Section 3 of the Agreement. 1.2. The cost for any preparation activities of the VP, TT and PP Vehicles, and transportation cost from plant in Hangzhou Bay to preparation area in Shanghai is included in the list in Table 1 below and will be included in the invoices when invoiced from Seller to the Buyer when applicable. 1.3. The cost for any preparation activities need related to the VP, TT and PP Vehicles, and transportation cost from the plant in Hangzhou Bay to the preparation area in Shanghai for VP, TT and PP Vehicles included in Table 2 below or related to additional VP, TT and PP vehicles ordered under this Agreement shall be agreed upon between the Parties, confirmed by Buyer when issuing a Purchase Order and included in the invoices when invoiced from Seller to the Buyer when applicable. Table 1 [***] Table 2 [***] 2. Delivery term 2.1 Delivery term EXW. Exact location for delivery is further specified in Table 1 and Table 2 above under Section 1. If agreed between the Parties another location for delivery can be agreed.